UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 21, 2021

Trillion Energy International Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:54, Kat:16, 06450, Oran, Cankaya, Ankara, Turkey	06450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+90 312 441 80 02

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, Trillion Energy International Inc. (the “Company”) convened its 2021 virtual annual meeting of stockholders (the “Annual Meeting”) on July 7, 2021. The Company adjourned the Annual Meeting to allow additional time for the Company to solicit additional votes to establish a quorum and additional time for stockholders to vote on the proposals described in the Company’s notice of meeting and definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2021, as supplemented on July 14, 2021 (the “Proxy Statement”). The adjourned Annual Meeting was reconvened on July 21, 2021.

A total of 83,411,262 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 54.02% of the Company’s outstanding common stock as of the May 12, 2021 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which was described in the Proxy Statement.

Item 1 — Election of four directors to hold office (subject to the Company’s By-Laws) until the Company’s next annual meeting and until his successor has been elected and qualified.

	For	Withheld	Broker Non-Votes
Arthur Halleran	71,444,976	1,378,663	10,587,623
David M. Thompson	66,830,696	5,992,943	10,587,623
Barry Wood	72,300,495	523,144	10,587,623
Kubilay Yildirim	72,765,470	58,169	10,587,623

Item 2 – Approval of an amendment to the Company’s certificate of incorporation, as amended, to effect a reverse split of the Company’s common stock in the range from 1-for-2 and 1-for-5.

For	Against	Abstain	Broker Non-Votes
79,767,949	3,633,510	9,803	—

Item 3 – Approval of an amendment to the Company’s certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 250,000,000 to 400,000,000.

For	Against	Abstain	Broker Non-Votes
80,075,251	3,166,684	169,327	—

Item 4 — Ratification of the appointment of Harbourside CPA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

For	Against	Abstain	Broker Non-Votes
83,356,382	42,866	12,014	—

Item 5 — Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
71,831,340	249,643	742,656	10,587,623

Item 6 — Approval, on a non-binding advisory basis, of the frequency of executive compensation advisory votes.

For	Against	Abstain	Broker Non-Votes
57,160,211	10,019,038	5,050,124	594,266

Item 7 — Approval of one or more adjournments of the Annual Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum.

For	Against	Abstain	Broker Non-Votes
82,782,613	538,738	89,911	—

Based on the foregoing votes, Arthur Halleran, David M. Thompson, Barry Wood, and Kubilay Yildirim were elected as directors and Items 2, 3, 4, 5, 6 and 7 were approved.

With respect to Item 2 (reverse stock split), if the Board determines to implement an amendment to the Company’s certificate of incorporation, as amended, to effect a reverse split of the Company’s common stock in the range from 1-for-2 and 1-for-5, the Company would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board of Directors). The Board of Directors reserves the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company or its stockholders.

With regard to Item 3, the increase in authorized shares will become effective upon the filing of a certificate of amendment to our certificate of incorporation, as amended, with the Secretary of State of the State of Delaware. Timing of the filing is within the Company’s discretion, but the Company expects to file the certificate of amendment in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trillion Energy International Inc.

/s/David M. Thompson
David M. Thompson
Chief Financial Officer

Date: July 22, 2021